Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of BRP Group, Inc. of our report dated March 17, 2020, relating to the financial statements of Lanier Upshaw, Inc., which appear in the amendment to Form 8-K of BRP Group, Inc. dated March 17, 2020, and to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Dixon Hughes Goodman LLP

Tampa, Florida

December 8, 2020